Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 2014 Second Amended and Restated Long-Term Incentive Plan of TerraForm Power, Inc. of our report dated June 13, 2014, with respect to the consolidated financial statements of Imperial Valley Solar 1 Holdings II, LLC incorporated by reference in TerraForm Power, Inc.’s Current Report on Form 8-K/A dated March 30, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
June 29, 2015